UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: December 30, 2009
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2009, Oragenics, Inc. (the “Company”) entered into and consummated a private placement of equity pursuant to a Common Stock Purchase Agreement (the “Agreement”) with the Koski Family Limited Partnership, Carol E. Martin, Kelly H. Leaird, Mark Bailey and  Jeffrey Hillman, each  an accredited investor.

Pursuant to the terms of the Agreement, the Company issued 10,016,250 shares of its Common Stock at a price of $0.25 per share to the investors for $2,504,062.50, the payment of which consisted of the following: $2,450,000 in cash at closing and $54,062.50 pursuant to the cancellation of the same dollar amount of outstanding deferred compensation obligation owed by the Company to Dr. Jeffrey Hillman.  Approximately half of the total investment, or $1,250,000, was made by the Koski Family Limited Partnership (the "KFLP").  In conjunction with, and as a condition to closing of the financing, the KFLP was issued 4,000,000 shares of the Company's Common Stock at $0.25 per share, which was the same price per share paid by the investors, in exchange for the cancellation of its $1.0 million secured note.  The loan originally had been secured by substantially all of the Company's assets (excluding receivables) and required interest payments at the rate of Prime plus 4.0% which were payable quarterly.

Contemporaneously with the financing transaction contemplated by the Agreement, the KFLP also elected to exercise previously issued warrants (issued on June 30, 2009) to purchase 1,000,000 shares of Company Common Stock.  The warrants were exercised through the payment by the KFLP of the warrant exercise price of $0.10 per share.

A copy of the January 5, 2010 press release announcing the transaction is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in item 1.01 above relating to the issuance of shares to the KFLP in exchange for cancellation of its $1.0 million secured note is incorporated herein by reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 above relating to the Agreement and the exercise of warrants by the KFLP is incorporated herein by reference. These transactions were consummated pursuant to, and in reliance upon, an exemption from registration set forth under Section 4(2) of the Securities Act of 1933 as amended, as these transactions did not involve public offerings.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth in Item 1.01 relating to the issuance of shares of common stock to Dr. Jeffrey Hillman, our director and Chief Scientific Officer, in full satisfaction of outstanding deferred compensation due to Dr. Hillman, is incorporated herein by reference.

ITEM 8.01    OTHER INFORMATION

Additionally, Christine L. Koski and Robert C. Koski, as Directors of the Company, each exercised previously issued options to purchase 100,000 shares of the Company's Common Stock at the option exercise price of $0.10 per share.  These options were automatically granted to both Christine and Robert Koski when they became non-employee directors of the Company on June 30, 2009.

ITEM 9.01    FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
99.1	Press Release dated January 5, 2010

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 5th day of January, 2010.

ORAGENICS, INC. (Registrant)

By:	/s/ David B. Hirsch
David B. Hirsch
President and Chief Executive Officer